Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

COUCHE-TARD U.S. L.P. and
COUCHE-TARD FINANCING CORP.

with respect to

7 1/2% Senior Subordinated Notes due 2013

Pursuant to the Prospectus dated    •    , 2004

        This form must be used by a holder of 7 1/2% Senior Subordinated Notes due 2013 (the "Notes") of Couche-Tard U.S. L.P., a Delaware limited partnership, and Couche-Tard Financing Corp., a Delaware corporation, as joint and several obligors, (the "Issuers"), who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer Procedure for Tendering Notes—Guaranteed Delivery" of the Issuers' Prospectus dated     •    , 2004 and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (NEW YORK CITY TIME) ON    •    , 2004 UNLESS EXTENDED (THE "EXPIRATION DATE").

Wells Fargo Bank Minnesota, N.A.
213 Court Street, Suite 703
Middletown, Connecticut 06457
(the "Exchange Agent")

By Overnight Courier,
By Registered/Certified Mail or By Hand:
Attention: Joseph P. O'Donnell

Facsimile Transmission:
860-704-6219

For Information or to Confirm Receipt
of Facsimile by Telephone:
860-704-6217

        Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the related Letter of Transmittal.

        The undersigned hereby tenders the Notes listed below:

Account Number at the Book-Entry Facility	Aggregate Principal Amount of Notes Represented	Aggregate Principal Amount of Notes Tendered

  PLEASE SIGN AND COMPLETE

  Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.
Date:	, 2004
Authorized Signatory:

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          This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

  Please print name(s) and address(es)

Name(s)

Capacity:
Address(es):

  GUARANTEE
  (Not to be used for signature guarantee)

          The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with confirmation of the book-entry transfer of the Notes tendered hereby into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer" and in the Letter of Transmittal and any other required documents, all by 12:00 midnight, New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Firm:
Address

(include zip code)
Area Code and Telephone No.

(Authorized Signature)
Name:	(please print)
Title:
Dated:	, 2004

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address as set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related Letter of Transmittal.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the Trustee whose name appears on a security position listing as the owner of the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person's authority to so act.

        3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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